Private Client Group

                                                     Merrill Lynch Business
                                                     Financial Services Inc.
                                                     222 North LaSalle Street
                                                     17th Floor
                                                     Chicago, Illinois 60601
                                                     (312)269-1349
                                                     FAX:(312)845-9093

                                                     December 4, 2002
Whitman Education Group, Inc.
4400 Biscayne Blvd.
Miami, FL 33137

                         Re: Amendment to Loan Documents

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Whitman Education Group, Inc. ("Customer") with respect to: (i) that certain TERM LOAN AND SECURITY AGREEMENT dated as of March 21, 2001 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for
Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Documents are hereby amended as follows:

(a) The term "Interest Rate" shall mean a variable per annum rate of interest equal to the sum of 2.40% and the One-Month LIBOR. "One-Month LIBOR" shall mean, as of the date of any determination, the interest rate then most recently published in the "Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate. The Interest Rate will change as of the date of publication in The Wall Street Journal of a One-Month LIBOR that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the One-Month LIBOR, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

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

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement and the other document enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement and said other document as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement and said other document within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.


By: __________________________________________________________
         Kent R. Wallbruch
         Senior Credit Manager

Accepted:

Whitman Education Group, Inc.


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________




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





                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

Whitman Education Group, Inc.
December 4, 2002
Page No. 3


Approved:

Ultrasound Technical Services, Inc.

By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


Sanford Brown College, Inc.


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


Colorado Technical University, Inc.


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


CTU Corporation


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________